PROSKAUER ROSE GOETZ & MENDELSOHN LLP
                          1585 BROADWAY
                 NEW YORK, NEW YORK  10036-8299

                         (212) 969-3225


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          Re:  ML Media Partners
               Form 8-K/A

Dear Commissioners:

          We hereby electronically transmit for filing Form 8-K for the above-mentioned company.

                         Respectfully submitted,


                         /s/ Lawrence H. Budish

                         Lawrence H. Budish

                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                 -------------------------------

                            FORM 8-K

                 -------------------------------

Pursuant to Section 13 or 15(d) of the Securities and Exchange
Act of 1934


     May 31, 1996                            0-14871
(Date of earliest report)               (Commission File Number)




                     ML MEDIA PARTNERS, L.P.
     (Exact name of registrant as specified in its charter)




                 Delaware                      13-3221085
(State or other jurisdiction            (I.R.S. Employer
  of incorporation or organization)      Identification Number)




World Financial Center, South Tower, New York, New York 10080-
6114
       (Address of Principal Executive Offices) (Zip Code)



                            (212) 236-6577
      (Registrant's telephone number, including area code)


                               Not Applicable
 (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets.

          On May 31, 1996, ML Media Partners, L.P. (the "Partnership") consummated the previously reported sale to Century Communications Corp. ("Century") of substantially all of the assets used in the operations of the Partnership's California cable television systems (the "Systems") serving the Anaheim, Hermosa Beach/Manhattan Beach, Rohnert Park/Yountville and Fairfield communities, pursuant to the Asset Purchase Agreement (the "Asset Purchase Agreement") dated November 28, 1994, as amended, between the Partnership and Century.

          The base purchase price for the Systems was $286 million, subject to certain adjustments, including a working capital adjustment, as provided in the Asset Purchase Agreement.

          At the closing, the Partnership and Century entered into a letter agreement (the "Letter Agreement") with respect to certain matters. Pursuant to the Asset Purchase Agreement and the Letter Agreement, the Partnership deposited $5 million into an Indemnity Escrow Account and agreed to hold cash reserves of approximately $5.1 million pending the resolution of certain rate regulation and other matters relating to charges by the Partnership to its subscribers for cable service.

          From the purchase price for the Systems, approximately $119.1 million was paid to Bank of America, as agent, to repay in full all outstanding indebtedness under the Amended and Restated Credit Agreement dated as of May 15, 1990, as amended, between the Partnership and the banks parties thereto. In addition to the $10.1 million discussed above, the Partnership intends to hold a significant amount in reserve to pay (or reserve for payment) expenses and liabilities relating to the operations of the Systems prior to the sale as well as wind-down expenses, sale-related expenses, contingent obligations of the Systems and other debts and obligations of the Partnership including deferred fees and expenses owed to the General Partner of up to approximately $9,500,000. The amount and timing of distributions of the remaining proceeds from the sale of the Systems will be made in accordance with the terms of the Partnership's Partnership Agreement.

          The Asset Purchase Agreement was attached as an exhibit to the Current Report on Form 8-K filed with respect to the execution of the Asset Purchase Agreement on November 28, 1994.

Item 7. Financial Statements, Proforma Financial Information and Exhibits.

          (b) Pro forma financial information relating to the sale of the Systems was not available at the time of filing of this Current Report on Form 8-K. Pro forma information will be filed as soon as practicable.

          (c) Exhibit 1 - Letter Agreement, dated May 31, 1996, between the Partnership and Century Communications Corp.

                           SIGNATURES
          Pursuant to the requirements of the Securities Exchange
Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   ML MEDIA PARTNERS, L.P.

                                   By:  Media Management
                                        Partners, its general
                                        partner

                                   By:  RP Media Management,
                                        General Partner

                                   By:  IMP Media Management,
                                        Inc.

                                   By:  s/ Elizabeth McNey Yates
                                        Elizabeth McNey Yates
                                        Vice President



Dated:  June 6, 1996